“PRELIMINARY DATA”

Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*
					#
	2005	2006	2007	2008	2009
January	5.176	5.258	6.061	6.040	4.429
February	5.593	5.816	5.593	6.446
March	5.570	5.200	5.965	6.494
April	5.989	6.156	6.637	6.552
May	6.183	5.641	6.112	6.741
June	5.812	5.845	6.313	6.612
July	5.425	5.886	6.073	6.889
August	5.293	5.501	6.642	6.254
September	5.264	5.663	8.307	6.867
October	5.955	6.083	5.968	6.074
November	6.030	6.149	6.642	5.872
December	5.305	5.800	5.318	3.738

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.

# - January 2009 data is currently a preliminary estimate until Ashland completes its monthly close process and files an updated Form 8-K at the end of February 2009.